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                                                                   Exhibit 10(d)


                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (the "Agreement") is made this 10 day of February, 1998, between ROBERT L. MAY ("Employee") and RESPONSE USA, INC. (the "Company").

                  WHEREAS, pursuant to the terms of a certain Asset Purchase Agreement dated the 30th day of September, 1997, the Company's subsidiary, United Security Systems, Inc. ("United"), is to acquire substantially all of the assets of Triple A Security Systems, Inc. ("Triple A") (the "Acquisition");

                  WHEREAS, it is a condition to the Acquisition that the Employee enter into this Employment Agreement;

                  WHEREAS, the Employee was the President of Triple A prior to the Acquisition; and

                  WHEREAS, the Company and the Employee desire to set forth, among other things, the terms and conditions pursuant to which the Employee shall be employed by the Company.

                  NOW, THEREFORE, in consideration of the mutual premises herein contained, and intending to be legally bound hereby, the parties covenant and agree as follows:

                   1.      Employment.
                           ----------

                  The Company hereby employs Employee as Executive Vice President of the Company (or as may be agreed upon in writing by Company and Employee) for the Employment Term (as such term is



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defined in Section 2 hereof) and Company shall cause United and The Jupiter
Group, Inc. ("Jupiter") to employ Employee as Chief Executive Officer for the Employment Term, and Employee hereby accepts such employment all upon the terms set forth herein. Company shall cause Employee to be appointed or elected to Company's, United's and Jupiter's Boards of Directors for the Employment Term.

                   2.      Term.
                           ----

                  The term of Employee's employment by the Company under this Agreement shall commence on the date hereof and continue for a minimum of three
(3) years (the "Initial Term")and thereafter from year to year, unless sooner terminated in accordance with Section 7 hereof (the "Employment Term").

                   3.      Services To Be Rendered.
                           ------------------------

                  The Employee shall devote his full time, ability and attention to the Company's business during the Employment Term. The Employee will not, during the Employment Term, without the Company's prior written approval, engage in any activity requiring him to render any services of a business, commercial or professional nature to any other person or entity, provided that he shall be permitted to discharge such civic or community responsibilities as he has assumed or may assume; provided that such activities do not interfere with the performance of the Employee's duties hereunder.

                  The Employee shall perform such executive duties as are reasonable, appropriate and consistent with his offices.



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Employee shall report only to the Board of Directors of the Company or Richard
M. Brooks ("Brooks") or, in the event that Brooks is not employed by the Company, to Brooks' successor as Chief Executive Officer ("CEO") of the Company or, in the event Employee is the CEO, to the Board of Directors of the Company and to no one else. Except for Brooks and Ronald Feldman ("Feldman"), all employees of Company, Jupiter and United, and their Affiliates (as defined in Section 12 hereof) and respective subsidiaries involved in the electronic security alarm business or guard, patrol or response business, shall report to Employee pursuant to the organization charts of Company, Jupiter and United attached as Exhibit A. Subject to written employment agreements in place as of the date of this Agreement, all such employees shall serve the Company, Jupiter or United, or their respective Affiliates and subsidiaries, at the discretion of Employee.

                  Employee's principal and secondary business offices shall be at those business premises of Company, Jupiter or United, or their respective subsidiaries, as Employee shall determine in his discretion.

                   4.      Consideration.
                           -------------

                  In consideration of the Employee's services to the Company hereunder, the Company shall pay to the Employee the amounts set forth below:

                            4.1.    During the Employment Term, the Company
will pay to the Employee the yearly base salary set forth on the


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attached Exhibit B, payable in equal installments in conformance with the regular payroll practices and dates for salaried personnel of the Company but in no event less frequently than monthly (the "Base Salary").

                            4.2.    During the Employment Term, the Employee
shall be entitled to deferred compensation in the form of a yearly cash bonus payment depending upon the financial and other performance criteria outlined on the attached Exhibit C (the "Deferred Compensation"). All Deferred Compensation shall be calculated (i) for the initial period commencing on the date of this Agreement to March 31, 1999, and (ii) for subsequent periods annually as of March 31 for the preceding twelve (12) months on or before ninety (90) days after March 31 of each year (the "Determination Date"). Any cash bonus due pursuant to Exhibit C and the written computations and explanations concerning amount and entitlement shall be paid and delivered to Employee on or before thirty (30) days after each Determination Date.

                            4.3.  Except for termination by the Company for
Cause (as defined in Section 7.2.(a)-(e) hereof), or termination by the Employee pursuant to Section 7.1.(ii) hereof, in the event of any actual or constructive termination of the Employee's employment hereunder, the Company shall pay to the Employee (or his estate, personal representative or designee) an amount equal to the present value (based on a 6% discount factor) of the Base Salary to which Employee would have been entitled as provided in Section 4.1. hereof, computed from the date of (i) receipt of any



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notice of termination, or (ii) termination of employment (the "Termination
Date"), whichever is earlier through the end of the term of this Agreement, but in no event less than the Base Salary to be paid in the final year of this Agreement, plus the maximum amount of Deferred Compensation payable to Employee from the Termination Date through the end of the term of this Agreement (the "Severance Compensation"). In addition to the Severance Compensation, the Company shall pay or deliver to Employee (a) all Base Salary and Deferred Compensation earned (on a pro-rata basis) and all unpaid reimbursable expenses incurred on or before the Termination Date, (b) subject to Section 5.2. hereof, all benefits of employment for one (1) year after the Termination Date, (c) such other benefits that may be required under law, (d) all disability and death payments and benefits due by reason of Employee's death and/or disability including, without limitation, any insurance proceeds and/or benefits due under any plan or program maintained by Company (or any of its Affiliates, as such term is defined in Section 12 hereof), and (e) all life, disability and other insurance that is assignable or convertible to Employee.

                            4.4.    In the event Employee's employment is
terminated under Section 7.2.(a)-(e) or Section 7.1.(ii) hereof, Company shall pay or deliver to Employee (i) all amounts due under (a) of Section 4.3 hereof,
(ii) all benefits due under this Agreement or any employee benefit plans and unpaid as of the Termination Date, (iii) such other benefits that may be required



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under law, and (iv) all life, disability and other insurance that is assignable or convertible to Employee.

                            4.5.    In the event Employee's employment is
not renewed, Company shall pay or deliver to Employee all severance and other compensation, benefits, etc. which are included in any written agreement entered into by Brooks with Company and any Affiliate, either before or after the date hereof, all of which provisions shall be deemed incorporated herein by reference as if set forth in full.

                            4.6.    The Company shall not be entitled under
any circumstances to set off, reduce or delay any payments or benefits due to Employee pursuant to this Agreement.

                            4.7.    The Company shall pay or perform all
obligations as set forth in this Article 4 when due, but in no event later than thirty (30) days after the Termination Date.

                   5.      Benefits.
                           --------

                            5.1. The Employee will be entitled to receive
such benefits of employment as are provided or made available to Brooks (on no less favorable terms) for the Employment Term, but in no event less than those set forth on the attached Exhibit D.

                            5.2.    In the event this Agreement is
terminated or is not renewed before Employee is fully vested under any qualified benefits plan, Company shall provide and pay for all benefits lost under such qualified benefits plan until such time as Employee is one hundred percent (100%) vested.

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                   6.      Stock Option.
                           ------------

                  In consideration for Employee's entry into this Agreement, the Company grants to Employee options to purchase 175,000 shares of Common Stock of Company (the "Option Shares").

                           (a)      Exercise Price.  The Option Shares shall be
exercisable at a price per share:  six and one-thirty-second
($6 1/32) dollars (the "Exercise Price").

                           (b)      Vesting.  105,000 Option Shares are fully
vested as of the date of this Agreement. 70,000 Option Shares shall fully vest pursuant to the following schedule: (i) 23,333.33 on the first anniversary date of this Agreement; (ii) 23,333.33 on the second anniversary date of this Agreement, and (iii) 23,333.34 on the third anniversary date of this agreement.

                           (c)     Right to Exercise.  Employee may exercise any
Option Shares at any time or times after said Option Shares vest pursuant to this Agreement. Notwithstanding the foregoing, in the event (i) all or substantially all of the assets of the Company are sold to other than an Affiliate, (ii) fifty percent (50%) or more of the Company's outstanding common stock is acquired by any person or entity other than an Affiliate, (iii) the Company merges with another entity other than an Affiliate, or (iv) Employee's employment is terminated (or this Agreement is terminated) for other than Cause (as defined in Section 7.2 of this Agreement), Employee shall be permitted to exercise any non-



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vested Option Shares effective immediately prior to the event giving rise to the said right of exercise (the "Right of Acceleration"), on the sole condition that Employee deliver notice to Company of the election to exercise the Right of Acceleration at any time or times on or before the date of the closing of any transaction referred to in (i), (ii) or (iii) of this Section 6(c), or at any time or times after the termination of Employee's employment or this Agreement referred to in (iv) of this Section 6(c).

                           (d)      Exercise of Options.  To exercise an option,
Employee shall deliver a signed, written notice to Company stating the number of Option Shares with respect to which the option is being exercised, together with payment of the Exercise Price therefor. The Exercise Price may be paid in cash or by check, bank draft or money order payable to the order of the Company or in such other manner as Company may permit. Upon the exercise of the option in accordance with this Agreement and collection of the Exercise Price, Company shall deliver to Employee a certificate or certificates for the Option Shares; provided, however, that the time of such delivery may be postponed by Company for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or to comply with any state or federal securities laws. The Employee may acquire such Option Shares pursuant to any cashless exercise program approved by the Company.

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         (e)      Transferability of Options.  The options granted herein
shall be transferable by Employee in accordance with the terms and conditions of the Company's 1997 Stock Option Plan.

         (f) Securities Registration. The Option Shares have been registered with the Securities and Exchange Commission as of the date of this Agreement.

    7.   Termination.
         -----------

         7.1. The Employee shall have the right to terminate this Agreement at any time (i) for Cause upon giving the Company thirty (30) days' advance written notice and opportunity to cure specifying with particularly the acts, errors or omissions constituting such Cause, and making specific reference to this Section 7.1, and (ii) upon giving the Company one hundred eighty (180) days' advance written notice without Cause. For the purposes of this Section 7.1, "Cause" shall mean the following:

                  (a) A material breach by the Company (or any affiliate) of any provision of (i) this Agreement, (ii) any other agreement between Company (or any Affiliate) and Employee, or (iii) Company's Personnel or Employee Manual, as amended from time to time;

                  (b) Any conviction (or plea of nolo contendere) for fraud by the Company;

                  (c) Company's conviction (or plea of nolo contendere) of a felony;

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                  (d)  The failure of Brooks to continuously be (i) Chairman of the Board of Directors of Company, (ii) President and CEO of Company, or
(iii) the person to whom Employee exclusively reports;

                  (e) Company sells all or substantially all of its assets, merges with another entity which is not controlled by the Company, or 50% or more of Company's outstanding common stock is acquired by any person or entity;

                  (f) Any material change in the working conditions of Employee;

                  (g)  Any constructive termination of this Agreement; or

                  (h) The actual or constructive demotion of Employee including, without limitation, any change in title or authority without Employee's prior written consent.

         7.2. The Company shall have the right to terminate this Agreement (i) for Cause upon giving the Employee thirty (30) days' advance written notice and opportunity to cure specifying with particularity the acts, errors or omissions constituting such Cause, and making specific reference to this Section 7.2, and (ii) after the Initial Term, upon giving the Employee one hundred eighty (180) days' advance written notice at any time without Cause. For the purpose of this Section 7.2, "Cause" shall mean the following:

                  (a) Employee's conviction of a crime punishable by imprisonment of more than one (1) year under the laws of the

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jurisdiction in which convicted which involves theft, embezzlement of funds or fraud;

                  (b) Willful misconduct by Employee in the performance of his duties hereunder, provided that no act or failure to act on Employee's part shall be considered "willful" unless done or omitted to be done by Employee in bad faith and without reasonable belief that his action or omission was in the best interests of the Company;

                  (c) Subject to local, state and federal laws, chronic (i) alcoholism, or (ii) illegal substance addiction if such condition materially impairs or precludes performance of Employee's duties on a regular and recurrent basis;

                  (d) Intentional and knowing misappropriation of money or property of Company by Employee;

                  (e) Employee's refusal, after written notice to Employee by the Company's Board of Directors and a reasonable opportunity to cure, to carry out a written reasonable directive to Employee from the Board of Directors of Company which related to the performance of his executive duties as set forth herein and is not unlawful, unethical, inconsistent with his position or status in Company's management structure as contemplated herein or which may result in civil or criminal liability of Employee or Company;

                  (f) Subject to applicable local, state and federal laws, the total and permanent disability of Employee ("Employee Disability"). For purposes of this Section 7.2.(f),

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the term "Employee Disability" shall have the same meaning as contained in any insurance policy maintained by Company which applies to Employee's long term disability, or, in the absence of such a policy, the inability of Employee to perform one or more important duties of his office for a period of more than one hundred eighty (180) consecutive days due to physical, mental or emotional impairment certified in writing by Employee's medical doctor or Company's medical doctor specializing in the Employee's specific physical, mental or emotional impairment and licensed to practice medicine in the Employee's state of residence; or

                  (g)  Employee's death.

    8.   Severability.
         ------------

    If any provisions of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the parties hereto agree that any court of appropriate jurisdiction may modify or reform any such provisions to make it enforceable in such jurisdiction and that the remaining provisions hereof shall nevertheless be valid and binding.

    9.   Notices.
         -------

    All notices, demands or communications ("Notices") between the parties to this Agreement shall be in writing and shall be deemed to have been duly given, made and received upon personal delivery, three business days after mailing if mailed by certified mail, postage prepaid, return receipt requested, one business day after delivery to a recognized national overnight courier service (with acknowledgement of receipt required), or one business day

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after transmission and receipt by facsimile (with automatic confirmation of receipt by the facsimile transmitting equipment), addressed to the party at the address set forth below, provided any party may alter the address to which Notices are directed by giving Notice in conformity herewith.

                  To The Company:

                             Response USA, Inc.
                             11-K Princess Road
                             Lawrenceville, NJ   08648
                             Attn:  Richard M. Brooks
                             Fax: (609)896-3535

                  With a Copy To:

                             Squadron, Ellenoff, Pleasant &
                             Sheinfeld, LLP
                             551 Fifth Avenue
                             New York, NY  10176
                             Attn: Joseph B. Volman, Esquire
                             Fax: (212) 697-6686

                  To The Employee:

                             Robert L. May
                             235 Boyle Road
                             RR 1, Box 235
                             Dallas, PA  18612
                             Fax: (717)639-2322

                  With a Copy To:

                             Tannenbaum & Chanin, LLP
                             1515 Market Street, Tenth Floor
                             Philadelphia, PA  19102
                             Attn: Carl S. Tannenbaum, Esquire
                             Fax: (215)523-5339

    10.  Waiver.
         ------

    Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement or at law or in equity shall operate as a waiver

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thereof, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any other right, remedy, power or privilege with respect to any other occurrence. No waiver by any party to this Agreement of any breach or default of this Agreement shall be effective unless the same shall be in writing and signed by the party. No waiver by any party of any breach or default of this Agreement shall be construed to constitute a waiver of, or consent to, the present or future breach or default of the same or any other term or provision hereof.

    11.  Assignability.
         -------------

    This is a contract for personal services by the Employee and may not be assigned by the Employee or the Company without the written consent of the other party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

    12.  Affiliated Companies.
         --------------------

    For the purposes of this Agreement, references to Affiliates of the Company shall include:

         a. Any entity of which fifty percent (50%) or more of its issued and outstanding common stock is owned directly or indirectly by the Company and/or any person or entity under common control with Company; or

         b. Any person(s) or entity(ies) which owns individually or in the aggregate, directly or indirectly, fifty percent (50%) or more of the Company's issued and outstanding Common Stock.

    13.  Governing Law, Jurisdiction and Venue.
         -------------------------------------

    The parties agree that the irrevocable and exclusive jurisdiction and venue for resolution of any disputes arising out of or from, in connection with or related to this Agreement shall be either the Court of Common Pleas of Luzern County, Pennsylvania or the United States District Court for the Middle District of Pennsylvania.

    This Agreement shall not be interpreted in favor of or against either party on account of such party having drafted or prepared this Agreement or any section hereof.

    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, not withstanding any conflicts of laws doctrines or laws of any jurisdiction to the contrary.

    14.  Counterparts.
         ------------

    This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    15.  Third Parties.
         -------------

    Except as expressed in this Agreement, this Agreement is not intended to give to, nor shall it be construed to confer upon, any third party any rights or remedies.

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    16.  Merger and Amendments.
         ---------------------

    This Agreement and the Exhibits attached hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both parties hereto.

    17.  Effect of Headings.
         ------------------

    The headings herein are for convenience only and shall not affect the construction hereof.

    IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound hereby, has executed or caused this Agreement to be duly executed on the date first above written.

                                        RESPONSE USA, INC.

                                        By: /s/ Richard M. Brooks
                                           ------------------------------
                                            Richard M. Brooks,
                                            President, Secretary


                                        By: /s/ Robert L. May
                                           ------------------------------
                                            Robert L. May